UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2007, Workstream Inc. (the “Company”) consummated a private placement of securities to affiliates of Magnetar Capital, Greenway Capital, Talkot Capital, Coghill Capital, Crestview Capital and Fort Mason Capital (collectively, the “Investors”). Pursuant to the terms of the relevant transaction documents, the Company expected to raise an aggregate of $20,000,000 from the Investors in the private placement. However, the Company subsequently discovered that it had received only $19,000,000 from the Investors. As a result, the Company has amended certain of the Special Warrant and Warrant agreements to reduce the number of common shares into which each is convertible or exercisable, as the case may be. Accordingly, the Special Warrants issued by the Company in the private placement are now convertible into an aggregate of 15,200,000 common shares and the Warrants issued by the Company in the private placement are now exercisable for an aggregate of 3,800,000 common shares.

The Company hereby amends the Current Report on Form 8-K that was filed on August 3, 2007 to reflect the $19,000,000 received in the private placement and to reflect the reduced aggregate number of common shares of the Company into which the Special Warrants and Warrants issued to the Investors in the private placement are convertible or exercisable, as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: January 7, 2008	By:	/s/ Philip Oreste
Name: Philip Oreste Title: Chief Financial Officer